UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
           ----------------------------------------------------------


                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITEIS ACT OF 1933


                              LISKA BIOMETRY, INC.
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)
          -------------------------------------------------------------

          -------------------------------------------------------------
                       LISKA BIOMETRY, INC. CONSULTING AND
                              EMPLOYMENT AGREEMENTS
          -------------------------------------------------------------
                              (Full Title of Plan)

                 FLORIDA                                 06-1562447
     -----------------------------------     --------------------------------
      (State or other jurisdiction of        (IRS Employer Identification No.)
       incorporation or organization)


                                100 SUSSEX DRIVE
                         OTTAWA, ONTARIO, CANADA K1A 0R6
     -----------------------------------------------------------------------

                    (Address of Principal Executive Offices)



                                 1-603-540-0828
          (Telephone number, including area code, of agent for service)


                      Copies to:   VIRGINIA K. SOURLIS, ESQ.,
                                         The Galleria
                                        2 Bridge Avenue
                                      Red Bank, NJ 07701
                                        (732) 530-9007
                                      Fax (732) 530-9008
                                      www.SourlisLaw.com

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

--------------------------------------------------------------------------------

  Title of each class of         Amount to be        Proposed maximum      Proposed maximum    Amount of registration
securities to be registered    registered(2)(3)     offering price per    aggregate offering            fee
                                                         share(1)              price(1)
---------------------------   -------------------   --------------------  --------------------  ---------------------

      Common Stock                380,000                 $0.45               $171,000                $21.67
                              -------------------   --------------------  --------------------  ---------------------

      (1) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purposes of calculating the registration fee based on the closing sales price ($0.45) of our Common Stock on December 6, 2004, a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

      (2) Represents the total number of shares reserved for issuance under the Consulting and Employment Agreements.

      (3) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

================================================================================
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
================================================================================

Item 3. Incorporation of Documents by Reference.
--------------------------------------------------------------------------------

The documents listed in (1) through (5) below are incorporated by reference in this registration statement. All documents subsequently filed by Liska Biometry, Inc. pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

      1.    The  Registrant's  quarterly  report on Form  10-QSB for the quarter
            ended  September  30,  2004,   filed  with  the  Commission  by  the
            Registrant on November 15, 2004;

      2. The Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2004, filed with the Commission by the Registrant on August 16, 2004;

      3. The Registrant's quarterly report on Form 10-QSB/A for the quarter ended March 31, 2004, filed with the Commission by the Registrant on May 19, 2004; and

      4.    Annual Report on Form 10-KSB/A for the year ended December 31, 2003;

      5. The description of the Registrant's common stock contained in the Registration Statement on Form SB-2 filed with the Commission on January 7, 2001 as such form may be amended to update such description.

Item 4. Description of Securities.
--------------------------------------------------------------------------------
No response is required under this item.

Item 5. Interests of Named Experts and Counsel.
--------------------------------------------------------------------------------
No response is required under this item.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------------------------------------
Section 607.0850 of the Florida Business Corporation Act ("Section 607.0850") permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. Section
607.0850 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, tissue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonable entitled to indemnity for such expenses that the court shall deem proper. Section 607.0850 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

Item 7. Exemption from Registration Claimed.
--------------------------------------------------------------------------------
No response is required under this item.

Item 8. Exhibits.
--------------------------------------------------------------------------------
See the Exhibit Index at end of this Registration Statement Description

Item 9. Undertakings.
--------------------------------------------------------------------------------
      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

================================================================================
                                   SIGNATURES
================================================================================

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of December, 2004.


                                          LISKA BIOMETRY, INC.


                                          By: /s/ CHRIS LeCLERC
                                              ----------------------------------
                                              Chris LeClerc
                                              President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates included:



December 7, 2004                          /s/ CHRIS LeCLERC
                                          --------------------------------------
                                          Chris LeClerc
                                          President, CEO (Principal Executive
                                          Officer) and Director



December 7, 2004                          /s/ MANOJ HIPPOLA
                                          --------------------------------------
                                          Manoj Hippola
                                          CFO (Principal Accounting Officer)


                                  EXHIBIT INDEX

EXHIBIT NO.               DESCRIPTION
-----------               -----------

      5.1 Opinion of Virginia K. Sourlis, Esq. regarding the legality of the securities being registered by the Registrant.
      10.1  Employment Agreement with Peter Wrage
      10.2  Employment Agreement with Jack Lecza
      23.1  Consent of  Virginia  K.  Sourlis,  Esq.  (included  in Exhibit  5.1 hereof)
      23.2  Consent of Stark, Winter, Schenkein and Co., LLP
      99.1  Consulting Agreement with Kenneth K. Assal
      99.2  Consulting Agreement with Virginia K. Sourlis, Esq.
      99.3  Consulting Agreement with George Zigoumis
      99.4  Consulting Agreement with Stephen J. Grzywacz
      99.5  Consulting Agreement with John Michael Johnson